Validus Holdings, Ltd. 29 Richmond Road Pembroke, HM 08 Bermuda

VALIDUS COMPLETES ACQUISITION OF FLAGSTONE REINSURANCE HOLDINGS, S.A.

Transaction Strengthens Validus’ Leading Property Catastrophe Reinsurance and Short-tail Specialty
Reinsurance Platform

Pembroke, Bermuda – November 30, 2012 – Validus Holdings, Ltd. (“Validus”) (NYSE: VR) today announced that it has completed its acquisition of Flagstone Reinsurance Holdings, S.A. (“Flagstone”) (NYSE: FSR), strengthening Validus’ leading property catastrophe reinsurance and short-tail specialty insurance platform.

Ed Noonan, Validus’ Chairman and Chief Executive Officer, stated, “The acquisition of Flagstone solidifies our position as one of the largest catastrophe reinsurance underwriters in the world, with a $4 billion shareholder’s equity base. Our ability to combine deep research and analytical skills with responsive underwriting through our traditional reinsurance, sidecars and top layer facility continues to differentiate us with clients and brokers. The addition of the Flagstone portfolio gives us the ability to meaningfully expand our business. We are underway integrating the Flagstone portfolio and will be well-situated to serve our brokers and clients on a combined basis for the January 1 renewal season.”

Pursuant to the merger agreement with Flagstone, former shareholders of Flagstone will receive $2.00 in cash and 0.1935 Validus voting common shares for each Flagstone share. Effective as of prior to the opening of trading today, Flagstone shares have ceased trading.

About Validus Holdings, Ltd.

Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

This press release may include forward-looking statements, both with respect to Validus and Flagstone and their industry, that reflect their current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Validus’ and Flagstone’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Validus believes that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) issues relating to claims and coverage that may emerge from changing industry practices or changing legal, judicial, social or other environmental conditions; 3) rating agency actions; 4) adequacy of Validus’ and Flagstone’s risk management and loss limitation methods; 5) competition in the insurance and reinsurance markets; 6) cyclicality of demand and pricing in the insurance and reinsurance markets; 7) adequacy of Validus’ and Flagstone’s respective loss reserves; 8) the estimates and judgments that Validus and Flagstone use in preparing their respective financial statements, which are more difficult to make than if Validus and Flagstone were mature companies; 9) retention of key personnel; 10) potential conflicts of interest with Validus’ and Flagstone’s respective officers and directors; 11) continued availability of capital and financing; 12) potential loss of business from one or more major insurance or reinsurance brokers; 13) the credit risk that each of Validus and Flagstone assume through their dealings with their respective insurance and reinsurance brokers; 14) Validus’ and Flagstone’s respective ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 15) the risk that Validus and Flagstone could be bound to policies that contravene their respective underwriting guidelines by managing general agents and other third parties who support certain of their businesses; 16) availability of reinsurance and retrocessional coverage; 17) the effect on Validus’ and Flagstone’s investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 18) the impact of currency fluctuations on Validus’ and Flagstone operating results; 19) the impact of heightened European sovereign debt risk on Validus’ and Flagstone’s fixed income portfolios; 20) the integration of Flagstone or other businesses Validus may acquire or new business ventures Validus may start; 21) the legal, regulatory and tax regimes under which Validus and Flagstone operate; and 22) acts of terrorism or outbreak of war, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in Flagstone’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and Flagstone on file with the Securities and Exchange Commission (“SEC”). In addition to the risks described above, risks and uncertainties relating to the proposed mergers are more fully discussed in the definitive proxy statement/prospectus that was filed with the SEC on October 23, 2012. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Each forward-looking statement speaks only as of the date of the particular statement and, except as may be required by applicable law, Validus undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The contents of any website referenced in this press release are not incorporated by reference herein. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Contacts:

Investors:
Validus Holdings, Ltd.
Jon Levenson, Executive Vice President
+1-441-278-9000

or
Media:
Brunswick Group
Greg Faje / Beau Allen
+1-212-333-3810